Exhibit 99.2

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF TEXAS

CORPUS CHRISTI DIVISION

In re:	§	Chapter 11
§
Seahawk Drilling, Inc., et al.,	§	Case No. 11-20089-RSS
§
Debtors.	§	Jointly Administered

ORDER CONFIRMING THE FIRST AMENDED JOINT PLAN OF

REORGANIZATION OF THE DEBTORS AND DEBTORS-IN-POSSESSION

UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

(AS MODIFIED AND SUPPLEMENTED THROUGH SEPTEMBER 27, 2011)

The above-captioned debtors and debtors-in-possession (collectively, the “Debtors”) having proposed the First Amended Joint Plan of Reorganization of Debtors and Debtors-in-Possession Under Chapter 11 of the Bankruptcy Code, which was included in the contents of the Solicitation Materials (as defined below)1 distributed to the holders of Claims and Interests entitled to vote thereon, as further modified by the modifications set forth in the Debtors’ Motion to Approve Non-Material Modifications (defined below) (collectively and including all exhibits thereto, the “Plan”), a true and correct copy of which is attached hereto as Annex I; this Court having conducted an evidentiary hearing to consider confirmation of the Plan on September 27, 2011 (the “Confirmation Hearing”); this Court having considered:

(i)	the testimony of the witnesses of the Debtors proffered and/or called at the Confirmation Hearing;

(ii)	the exhibits of the Debtors admitted into evidence at the Confirmation Hearing;

(iii)	the arguments of counsel and other parties-in-interest presented at the Confirmation Hearing;

(iv)	the six objections filed or asserted with respect to Confirmation of the Plan (collectively, the “Objections”);

(v)	the resolution and settlement of the six Objections to confirmation of the Plan;

(vi)	the Plan Schedules, as filed with the Bankruptcy Court; and

(vii)	the pleadings and other documentation filed by the Debtors in support of the Plan, including:

A. The Amended Affidavit of Robert Q. Klamser Regarding Votes Accepting or Rejecting the First Amended Joint Plan of Reorganization for the Debtors and Debtors-In-

[1]	All capitalized terms not defined herein shall have the meanings ascribed to them in the Plan.

Possession Under Chapter 11 of the Bankruptcy Code (as Modified Through July 8, 2011) (Docket No. 1352);

B. The Debtors Omnibus Response to Plan Confirmation Objections (Docket No. 1362);

C. The Debtors’ Memorandum of Law in Support of Confirmation of the Amended Joint Plan of Reorganization of Debtors and Debtors-in-Possession Under Chapter 11 of the Bankruptcy Code (as modified through July 8, 2011) (Docket No. 1423) (the “Confirmation Memorandum”); and

D. The Debtors’ Emergency Motion Requesting Entry of An Order Approving Modifications of the Debtors’ Chapter 11 Plan Pursuant to Section 1127 of the Bankruptcy Code and Rule 3019 of the Federal Rules of Bankruptcy Procedure (Docket No. 1422) (the “Motion to Approve Non-Material Modifications”).

This Court having taken judicial notice of and considered the docket in these Chapter 11 Cases; this Court being familiar with the Plan and other relevant factors affecting these Chapter 11 Cases pending under the Bankruptcy Code; this Court having found that due and proper notice has been given with respect to the Confirmation Hearing and the deadlines and procedures for filing objections to the Plan; the appearance of all interested parties having been duly noted in the record of the Confirmation Hearing; and upon the record of the Confirmation Hearing (which is incorporated herein by reference), and after due deliberation thereon, and sufficient cause appearing therefor; the Court hereby makes the following findings of fact and conclusions of law:

FINDINGS OF FACT AND CONCLUSIONS OF LAW

The findings and conclusion set forth herein constitute the Bankruptcy Court’s findings of fact and conclusions of law pursuant to Rule 7052 of the Federal Rules of Bankruptcy Procedure, made applicable to this proceeding pursuant to Rule 9014 of the Federal Rules of Bankruptcy Procedure. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

JURISDICTION AND VENUE

A. The Bankruptcy Court has jurisdiction over this matter and these Chapter 11 Cases pursuant to 28 U.S.C. § 1334.

B. Confirmation of the Plan is a core proceeding pursuant to 28 U.S.C. § 157(b)(2)(L), and the parties acknowledge and confirm that the Bankruptcy Court has jurisdiction to enter a final order with respect thereto.

C. Venue is proper in this District and Division pursuant to 28 U.S.C. §§ 1408 and 1409 and the Bankruptcy Local Rules.

D. The Debtors are eligible to be debtors under section 109 of the Bankruptcy Code, and the Debtors are proper proponents of the Plan under section 1121(a) of the Bankruptcy Code. The Chapter 11 Cases were filed in good faith and not for any improper purpose.

E. Each of the conditions precedent to the entry of this Confirmation Order has been satisfied in accordance with Article 13.1 of the Plan or properly waived in accordance with Article 13.4 of the Plan.

COMPLIANCE WITH THE STANDARDS FOR CONFIRMATION

UNDER SECTION 1129 OF THE BANKRUPTCY CODE

F. Burden of Proof. Each of the Debtors, as proponents of the Plan, has satisfied its burden of proving the standards of sections 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence.

G. Bankruptcy Rule 3016(a). The Plan is dated and identifies the Debtors as the Plan proponents, thereby satisfying Bankruptcy Rule 3016(a).

H. Plan Compliance with the Bankruptcy Code (11 U.S.C. § 1129(a)(1). The Plan complies with each applicable provision of the Bankruptcy Code. In particular, the Plan complies with the requirements of sections 1122 and 1123 of the Bankruptcy Code as follows:2

1.	Proper Classification (11 U.S.C. §§ 1122, 1123(a)(1)). In accordance with section 1122(a) of the Bankruptcy Code, Article IV of the Plan classifies each Claim against and Interest in the Debtors into one of eight (8) Classes containing only substantially similar Claims or Interests in each class. The Plan’s classification scheme is reasonable because it is based on the respective legal rights of each holder of a Claim or Interest and/or the priorities set forth in the Bankruptcy Code. The classifications were not proposed to create a consenting impaired class or to manipulate class voting. As such, Article IV of the Plan properly classifies all Claims and Interests that require classification.

2.	Specified Unimpaired Classes (11 U.S.C. § 1123(a)(2)). In accordance with section 1123(a)(2) of the Bankruptcy Code, Article IV of the Plan properly identifies that Class 1 is not impaired under the Plan.

3.	Specified Treatment of Impaired Classes (11 U.S.C. § 1123(a)(3)). In accordance with section 1123(a)(3) of the Bankruptcy Code, Article V of the Plan properly identifies and describes the treatment of Classes 2 through 8 are impaired under the Plan.

[2]

See S. Rep. No. 989, 95th Cong., 2d Sess. 126, reprinted in 1978 U.S.C.C.A.N. 5787, 5912 (1978); H.R. Rep. No. 595, 95th Cong., 1st Sess. 412, reprinted in 1978 U.S.C.C.A.N. 5963, 6368 (1977); see In re Johns Manville Corp., 68 B.R. 618, 629-30 (Bankr. S.D.N.Y. 1986), as modified, 78 B.R. 407 (S.D.N.Y. 1987), aff’d, 843 F.2d 636 (2d Cir. 1988) (“Objections to confirmation raised under § 1129(a)(1) generally involve the failure of a plan to conform to the requirements of § 1122(a) or § 1123.”).

4.	No Discrimination (11 U.S.C. § 1123(a)(4)). In accordance with section 1123(a)(4) of the Bankruptcy Code, the Plan provides the same treatment for each Claim or Interest of a particular Class unless the holder of such a Claim or Interest has agreed to less favorable treatment. Reasonable measures have been taken in the Plan to provide a separate reserve of Hercules Common Stock for each disputed claim so that, if and when allowed, such claim has a reasonable assurance of equal treatment.

5.	Implementation of the Plan (11 U.S.C. § 1123(a)(5)). In accordance with section 1123(a)(5) of the Bankruptcy Code, the Plan provides proper and adequate means for its implementation, including, without limitation: (a) the substantive consolidation of the Debtors for purposes of Distributions under the Plan; (b) the establishment of the Liquidating Trust and the appointment of the Liquidation Trustee; (c) the vesting of the Debtors’ Assets in the Liquidating Trust (including the transfer of the Debtors’ Assets to the Liquidating Trust); (d) Distributions to Classes 2 through 7 following later of (1) the date on which such Claim becomes an Allowed Claim, or (2) the Initial Distribution Date; (e) Distributions to Class 8 after the occurrence of the Initial Distribution Date and after (i) all Allowed Claims, Cure Claims and unclassified claims provided for in the Plan are paid in full, (ii) reserves for payment in full of Disputed Claims have been established, (iii) Disputed Cure Reserves have been established, (iv) any other reserves for the payment in full of Claims required have been established, and (v) adequate and sufficient reserves have been established for the present and estimated future expenses and costs of the Liquidating Trustee; and (f) the provisions regarding post-Effective Date corporate governance and other actions set forth in Article VII of the Plan.

6.	Non-Voting Equity Securities (11 U.S.C. § 1123(a)(6)). The Debtors are liquidating. As such, pursuant to Articles 7.7 and 7.8 of the Plan, the existing Interests in Seahawk will be cancelled. On the Effective Date, the Interests in Seahawk will be cancelled and Reorganized Seahawk shall issue 100 shares of New Common Stock of Reorganized Seahawk to the Liquidating Trust to be held and voted in accordance with the terms and provisions of the Plan. The New Common Stock shall constitute 100% of the authorized and issued equity interests in the Reorganized Seahawk. Seahawk’s certificate of incorporation shall be amended on the Effective Date to contain a provision that forbids the issuance of nonvoting securities prohibited by section 1123(a)(6). Therefore, section 1123(a)(6) of the Bankruptcy Code is satisfied.

7.

Designation of Director, Officer, and Trustee (11 U.S.C. § 1123(a)(7)). In accordance with section 1123(a)(7) of the Bankruptcy Code, the provisions of the Plan, and the Liquidating Trust Agreement, the manner of selection of the Liquidating Trustee is consistent with the interests of creditors and equity security holders and with public policy. The Liquidating Trustee will be appointed as an empowered person with respect to the Reorganized Debtors. The Plan Agent is the Liquidating Trustee in his capacity as sole officer and director of each of the Reorganized Debtors.

8.	Impairment/Unimpairment of Any Class of Claims or Interests (11 U.S.C. § 1123(b)(1)). In accordance with section 1123(b)(1) of the Bankruptcy Code, the Plan impairs or leaves unimpaired, as the case may be, each Class of Claims and Interests. Class 1 is not impaired and Classes 2 through 8 are impaired under the Plan.

9.	Assumption and Rejection of Executory Contracts and Unexpired Leases (11 U.S.C. § 1123(b)(2)). In accordance with section 1123(b)(2) of the Bankruptcy Code, Article VIII of the Plan and Plan Schedule II (List of Assumed Executory Contracts and Unexpired Leases) provides for the assumption of certain Executory Contracts or Unexpired Leases of the Debtors that have not been previously assumed, assumed and assigned, or rejected pursuant to section 365 of the Bankruptcy Code and orders of the Bankruptcy Court. The Plan provides that all Executory Contracts and Unexpired Leases that are not listed on Plan Schedule II will be rejected as of the Effective Date. Notwithstanding any other provisions set forth herein or in the Plan, the Debtors and Reorganized Debtors shall have the right and ability to amend Plan Schedule II at any time prior to the Effective Date by filing Amendments to Plan Schedule II. The Debtors’ decisions pursuant to the plan regarding the rejection and assumption of executory contracts and unexpired leases are based on sound business judgment, are necessary to the implementation of the Plan, and are in the best interests of the Debtors, their Estates, holders of Claims, and other parties-in-interest in the Debtors’ Chapter 11 Cases.

10.	Settlement of Claims/Retention of Causes of Action (11 U.S.C. § 1123(b)(3)). In accordance with section 1123(b)(3) of the Bankruptcy Code, the Plan provides for certain settlements, exculpations and limitation of liability, and injunctions as well as for the retention of causes of action:

(a) Article 7.13 of the Plan provides that, except to the extent such rights, Claims, Causes of Action3, defenses, and counterclaims are Purchased Assets, are otherwise dealt with in the Plan, or are expressly and specifically released in connection with the Plan, the Confirmation Order or any settlement agreement approved during the Chapter 11 Cases,

[3]

Article 1.23 of the Plan defines “Causes of Action” as “any and all actions, causes of action, suits, accounts, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment and claims, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured and whether asserted or assertable directly or derivatively, in law, equity or otherwise, of the Debtors, including Avoidance Actions, and such other actions as may be listed on Plan Schedule I (including those claims and causes of action against Pride) unless otherwise specifically waived in writing by the Debtors or the Reorganized Debtors.”

or in any contract, instrument, release, indenture or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code: (1) any and all rights, claims, Causes of Action (including the Avoidance Actions), Retained Causes of Action, the Pride Causes of Action, defenses, and counterclaims of, or accruing to, the Debtors or their Estates shall be retained by and vest in the Reorganized Debtors and be transferred to the Liquidating Trust (to the extent that they constitute Excluded Assets) whether or not litigation relating thereto is pending on the Effective Date, and whether or not any such rights, claims, Causes of Action, defenses and counterclaims have been listed or referred to in the Plan, the Schedules, or any other document filed with the Bankruptcy Court, and (2) the Reorganized Debtors and the Liquidating Trustee, as applicable, do not waive, relinquish, or abandon (nor shall they be estopped or otherwise precluded from asserting) any right, claim, Cause of Action, defense, or counterclaim that constitutes property of the Estates: (a) whether or not such right, claim, Cause of Action, defense, or counterclaim has been listed or referred to in the Plan or the Schedules, or any other document filed with the Bankruptcy Court, (b) whether or not such right, claim, Cause of Action, defense, or counterclaim is currently known to the Debtors, and (c) whether or not a party in any litigation relating to such right, claim, cause of action, defense or counterclaim filed a proof of Claim in the Chapter 11 Cases, filed a notice of appearance or any other pleading or notice in the Chapter 11 Cases, voted for or against the Plan, or received or retained any consideration under the Plan. Without in any manner limiting the generality of the foregoing, notwithstanding any otherwise applicable principal of law or equity, without limitation, any principals of judicial estoppel, res judicata, collateral estoppel, issue preclusion, or any similar doctrine, THE FAILURE TO LIST, DISCLOSE, DESCRIBE, IDENTIFY, OR REFER TO A RIGHT, CLAIM, CAUSE OF ACTION, DEFENSE, OR COUNTERCLAIM, OR POTENTIAL RIGHT, CLAIM, CAUSE OF ACTION, DEFENSE, OR COUNTERCLAIM, IN THE PLAN, THE SCHEDULES, OR ANY OTHER DOCUMENT FILED WITH THE BANKRUPTCY COURT SHALL IN NO MANNER WAIVE, ELIMINATE, MODIFY, RELEASE, OR ALTER ANY RIGHT OF THE DEBTORS, THE REORGANIZED DEBTORS OR THE LIQUIDATING TRUSTEE, TO COMMENCE, PROSECUTE, DEFEND AGAINST, SETTLE, AND REALIZE UPON ANY RIGHTS, CLAIMS, CAUSES OF ACTION, DEFENSES, OR COUNTERCLAIMS THAT THE DEBTORS, THE REORGANIZED DEBTORS, THE LIQUIDATING TRUSTEE, AS APPLICABLE, HAVE, OR MAY HAVE, AS OF THE EFFECTIVE DATE. The Excluded Assets, including the Retained Causes of Action, will be transferred to the Liquidating Trust on the Effective Date. In accordance with section 1123(b)(3) of the Bankruptcy Code, the Reorganized Debtors or Liquidating Trustee, as applicable, will have standing, on and after the

Effective Date of the Plan, to pursue the Causes of Action and will be deemed appointed as the representative of the Estates for the purpose of enforcing, prosecuting, and settling the Causes of Action.

In addition, the Debtors and the Liquidating Trust expressly reserve the right to pursue or adopt any claim alleged in any lawsuit in which the Debtors are a party.

The Liquidating Trustee shall be empowered to pursue all Causes of Action that are not resolved by the Debtors prior to the Effective Date. Pursuit of a claim or Cause of Action may include, but not be limited to, service of a demand letter, settlement negotiation, pursuit of litigation, and any other means available to the Liquidating Trustee to obtain a resolution of such claim or Cause of Action. In the event the Liquidating Trustee is not able to resolve any claims and Causes of Action, the Liquidating Trustee will escalate its pursuit of claims and Causes of Action by any means authorized under the Plan, Disclosure Statement, Liquidating Trust Agreement, and applicable law, including litigation in such forum as the Liquidating Trustee deems appropriate. Resolution of the claims and Causes of Action by the Liquidating Trustee shall be in accordance with the requirements and procedures set forth in the Plan and Liquidating Trust Agreement.

Nothing in the Plan or the Confirmation Order shall preclude or estop the Debtors, the Reorganized Debtors, the Liquidating Trustee or their privies, as successors in interest to the Debtors and their privies, from bringing a subsequent action in any court or adjudicative body of competent jurisdiction, to enforce any or all of its or their rights in connection with the Causes of Action, irrespective of the identity of any interest, cause of action, or nexus of fact, issues or events which is now or which could have been asserted in these Chapter 11 Cases, the present litigation, and those which may be asserted in any subsequent litigation brought by any Interested Party. Moreover, the failure to commence any of the Retained Causes of Action prior to the Confirmation Date shall not constitute res judicata, judicial or collateral estoppel with respect to any Retained Cause of Action.

Notwithstanding anything in this Confirmation Order to the contrary, Pride continues to assert the validity of the legal and factual allegations it made in Pride International, Inc.’s Opposition to the Equity Committee’s Motion for Standing (the “Pride Objection”) filed with the Court as docket number 806, which allegations among others are the subject of the Pride Adversary Proceeding, and the Equity Committee continues to assert the validity of the legal and factual allegations it made in its Complaint filed in the Pride Adversary Proceeding; nothing in this Confirmation Order shall be deemed or construed to expand or limit any right, claim or defense of any party to the Pride Adversary Proceeding, and all such rights, claims and defenses are fully preserved.

11.	Transfer of Remaining Assets to Liquidation Trust (11 U.S.C. § 1123(b)(4). In accordance with section 1123(b)(4) of the Bankruptcy Code, the Plan provides for the transfer of all remaining Assets in the Debtors’ Estates, other than the Sale Proceeds, which will remain in the escrow account subject to distribution in accordance with the terms of the Plan, to the Liquidating Trust to effectuate the orderly liquidation of all Assets contributed thereto and the distribution of any proceeds thereof to holders of Allowed Claims and Interests in accordance with the Plan.

12.	Modification of Claimholders’ Rights (11 U.S.C. § 1123(b)(5)). In accordance with section 1123(b)(5) of the Bankruptcy Code, the Plan modifies or leaves unaffected, as the case may be, the rights of holders of Claims in each Class. No such Claim is secured by a security interest in real property that is a Debtor’s primary residence.

13.	Additional Plan Provisions (11 U.S.C. § 1123(b)(6)). In accordance with section 1123(b)(6) of the Bankruptcy Code, the Plan includes additional appropriate provisions that are not inconsistent with applicable provisions of the Bankruptcy Code.

14.

Cure of Defaults (11 U.S.C. § 1123(d)). In accordance with section 1123(d) of the Bankruptcy Code, Article 8.5 provides for the satisfaction of Cure Claims associated with each Executory Contract or Unexpired Lease to be assumed pursuant to the Plan in accordance with section 365 of the Bankruptcy Code. Specifically, the APA is an executory contract that the Debtors will assume on or before the Effective Date. In connection with such assumption, the Debtors or the Liquidating Trustee will pay the sum of $21,321.00 to Evans Industries, Inc. pursuant to section 365(b) of the Bankruptcy Code as the cure of all existing monetary defaults under the APA; and (ii) deliver, or cause to be delivered, to the Purchaser at the Debtors’ expense (to the extent not previously delivered or provided) all originals of the Transferred Books and Records (including the Transferred Rig Documents, Assigned Contracts, Assigned Permits, and Assigned Intangible Assets) and photocopies of the other Books and Records requested by the Purchaser.[4] All other cure amounts under each and every one of the other executory contracts and unexpired leases being assumed by the Debtors are equal to $0.00.

15.	Non-Material Modifications to the Plan (11 U.S.C. § 1127(a)). The Debtors’ modifications to the Plan are not material and do not require re-solicitation under section 1125 of the Bankruptcy Code. The

[4]	The capitalized terms not otherwise defined in paragraphs 14 and K. 29 shall have the meanings ascribed to them in the APA.

modifications to the Plan merely affect administrative aspects of distributions and do not affect the ultimate recoveries of creditors and interestholders. Furthermore, the Creditors Committee, the Equity Committee and other parties-in-interest all support the modifications to the Plan. As modified, the Plan complies with sections 1122 and 1123 of the Bankruptcy Code and, therefore, complies with section 1127(a) of the Bankruptcy Code.

I. The Debtors’ Compliance with the Bankruptcy Code (11 U.S.C. § 1129(a)(2)). The Debtors have complied with the applicable provisions of title 11, including specifically the provisions of sections 1125 and 1126 of the Bankruptcy Code, the Bankruptcy Rules and the Disclosure Statement Order governing notice, disclosure and solicitation in connection with the Plan, the Disclosure Statement and all other matters considered by the Bankruptcy Court in connection with these Chapter 11 Cases. More specifically, the Plan complies with the requirements of sections 1125 and 1126 of the Bankruptcy Code as follows:

1.	In compliance with this Court’s Order (I) Approving First Amended Disclosure Statement Accompanying the First Amended Joint Plan of Reorganization for the Debtors and Debtors-in-Possession Under Chapter 11 of the Bankruptcy Code (as Modified Through July 8, 2011) (II) Approving Form of Ballots and Proposed Solicitation and Tabulation Procedures for the First Amended Joint Plan of Reorganization for the Debtors and Debtors-in-Possession Under Chapter 11 of the Bankruptcy Code (as Modified Through July 8, 2011); (III) Prescribing the Form and Manner of Notice Thereof; (IV) Establishing Procedures for (A) Voting in Connection with the Plan Confirmation Process and (B) Temporary Allowance of Claims Related Thereof; (V) Establishing Deadline For Filing Objections to the First Amended Joint Plan of Reorganization for the Debtors and Debtors-in-Possession Under Chapter 111 of the Bankruptcy Code (as Modified Through July 8, 2011); and (VI) Scheduling a Hearing to Consider Confirmation of the First Amended Joint Plan of Reorganization for the Debtors and Debtors-in-Possession Under Chapter 11 of the Bankruptcy Code (as Modified Through July 8, 2011) (Docket No. 968) (the “Disclosure Statement Order”), on or about July 14, 2011, the Debtors, through their Claims and Noticing Agent, Kurtzman Carson Consultants LLC (“KCC”), caused copies of the certain materials (collectively, the “Solicitation Materials”) to be transmitted to all holders of Claims and Interests in Classes that were entitled to vote to accept or reject the Plan and other parties in interest:

•	the Debtor’s Cover Letter (approved by the Bankruptcy Court) recommending acceptance of the Plan;

•	the Equity Committee’s Letter (approved by the Bankruptcy Court) recommending acceptance of the Plan;

•	the Creditors Committee Letter approved by the Bankruptcy Court recommending acceptance of the Plan;

•	the Disclosure Statement Order;

•	the Court-approved Solicitation Procedures;

•	the Court-approved notice of the Confirmation Hearing and related matters (the “Confirmation Hearing Notice”);

•	the Disclosure Statement together with the exhibits thereto, including the Plan in electronic format on a CD-ROM,

•	for holders of Claims and Interests in voting Classes, an appropriate form of Ballot and a Ballot return envelope.

See Affidavits of Solicitation Mailing (Docket Nos. 1040, 1041 and 1099 (collectively, the “Solicitation Service Affidavits”);

2.	In compliance with the Disclosure Statement Order, on or about July 14, 2011, the Debtors, through KCC, transmitted the Confirmation Hearing Notice, without other Solicitation Materials, to: (a) holders of unclassified Claims under the Plan; (b) all persons or entities identified in the Debtors’ respective Schedules as holding an unliquidated, contingent or disputed Claim and who did not file a proof of Claim; (c) all other known holders of potential Claims against the Debtors, if any, as of the Record Date; (d) all equity security holders of the Debtors; and (e) all parties to Executory Contracts or Unexpired Leases with the Debtors, as reflected on the Debtors’ books and records or the Schedules, (A) that had not previously been assumed and assigned pursuant to an order of this Court and (B) that had not previously been rejected by an order of this Court, or had been rejected but with respect to which the bar date for asserting rejection damages claims has not passed as of the Record Date.

3.	In compliance with the Disclosure Statement Order, on or about July 14, 2011, the Debtors made available on KCC’s Website, the Confirmation Hearing Notice, the Disclosure Statement Order and the Disclosure Statement together with the exhibits thereto, including the Plan on file at that time.

4.	Plan Schedule IV was attached to the Plan filed on July 8, 2011 [Docket No. 962].

5.

On August 5, 2011, the Debtors filed (and made available on KCC’s Website) the Plan Supplement containing: Plan Schedule I (List of Retained Causes of Action); Plan Schedule II (List of Assumed Contracts

and Unexpired Leases) and Plan Schedule III (Form of Liquidating Trust Agreement) [Docket No. 1133].

6.	The Confirmation Hearing Notice provided due and proper notice of the Confirmation Hearing and all relevant dates, deadlines, procedures and other information relating to the Plan and/or the solicitation of votes thereon, including, without limitation, the Voting Deadline; the deadline for objecting to the Plan; the time, date and place of the Confirmation Hearing (as originally scheduled to be conducted on August 30, 2011 and later continued to September 19, 2011 and thereafter continued to September 27, 2011), the exculpation, limitations of liability and substantive consolidation provisions in the Plan.

7.	All persons entitled to receive notice of the Disclosure Statement, the Plan and the Confirmation Hearing have received proper, timely and adequate notice in accordance with the Disclosure Statement Order, applicable provisions of the Bankruptcy Code and the Bankruptcy Rules, and have had an opportunity to appear and be heard with respect thereto.

8.	The Debtors and their professionals solicited votes with respect to the Plan in good faith and in a manner consistent with the Bankruptcy Code, the Bankruptcy Rules and the Disclosure Statement Order, including, without limitation, the inclusion of letters from the Debtors, the Creditors Committee and the Equity Committee recommending acceptance of the Plan in the Solicitation Materials. Accordingly, the Debtors, the Committees and their respective professionals are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpation provisions set forth in Article 14.3 of the Plan.

9.	Claims in Class 1 under the Plan are unimpaired, and such Classes are deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

10.	Claims in Classes 2 through 7 and Interests in Class 8 are impaired and holders of claims and interests in these Classes are entitled to vote to accept or reject the Plan in accordance with section 1126(a) of the Bankruptcy Code.

11.	KCC, as Balloting Agent, has made a final determination of the tabulation with respect to, all acceptances and rejections of the Plan by holders of Claims and Interests entitled to vote on the Plan. The votes to accept or reject the Plan were tabulated fairly, in good faith, and in a manner consistent with the Bankruptcy Code, the Bankruptcy Rules, the Disclosure Statement Order, and industry practice.

12.	Classes 4 and 8 voted to accepted the Plan by at least two-thirds in amount and a majority in number of the Claims in such Classes actually voting,

after excluding the votes of insiders. Class 5 and Class 6 voted to reject the Plan.

13.	The affidavit of KCC (attached as an exhibit to the Voting Declaration) with respect to the voting on the Plan sets forth the tabulation of votes, as required by the Bankruptcy Code, the Bankruptcy Rules and the Disclosure Statement Order.

J. Plan Proposed in Good Faith (11 U.S.C.§ 1129(a)(3)). The Plan has been proposed in good faith and not by any means forbidden by law, and complies with section 1129(a)(3) of the Bankruptcy Code. The Chapter 11 Cases were filed and the Plan was proposed to maximize the value of the Debtors’ Estates for the benefit of the Debtors’ creditors and interest holders, and for no ulterior purpose. The Plan fairly achieves a result consistent with the objectives and purposes of the Bankruptcy Code; specifically, the Plan is designed to liquidate the remaining Assets of the Debtors’ Estates in the most efficient and cost effective manner, thereby maximizing the value of the ultimate recoveries for the Debtors’ creditors on a fair and equitable basis. In so finding, this Court has considered the totality of the circumstances in these Chapter 11 Cases. The Plan is the result of extensive good faith, arm’s length negotiations between the Debtors and certain of their principal constituencies (including the Creditors Committee and the Equity Committee) and reflects substantial input from the principal constituencies having an interest in the Chapter 11 Cases and, as evidenced by the overwhelming acceptance of the Plan, achieves the goal of an orderly and consensual liquidation. The Creditors Committee and the Equity Committee support confirmation of the Plan. Further, as described in greater detail below, the Plan’s classification, indemnification, injunction, limitation of liability and exculpation provisions have been negotiated in good faith, are consensual and voluntary and are consistent with sections 105, 1122, 1123(b)(3)(A), 1123(b)(6), 1129 and 1142 of the Bankruptcy Code and applicable law in the Fifth Circuit, and were each necessary for the Debtors to successfully reach agreement with the other parties in interest with regard to the Plan.

K. Payment for Services or Costs and Expenses (11 U.S.C. § 1129(a)(4)). No payment for services or costs and expenses in or in connection with the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, has been or will be made by the Debtors other than payments that have been authorized by order of the Bankruptcy Court. Except as otherwise provided under the Plan or set forth in this Confirmation Order, all such payments to be made to Professionals or other entities asserting a Professional Fee Claim for services rendered before the Effective Date, other than Ordinary Course Professionals asserting a Professional Fee Claim for services rendered or expenses incurred before the Effective Date, will be subject to review and approval by the Bankruptcy Court.

L. Post-Confirmation Liquidating Trustee (11 U.S.C. § 1129(a)(5)). The Debtors are liquidating, and the Debtors have disclosed the identity and affiliations of the Liquidating Trustee, as well as the nature of his compensation. The appointment of the Liquidating Trustee is consistent with the interests of the creditors, equity security holders and with public policy. The Liquidating Trustee has been selected with the agreement of the Creditors Committee and the Equity Committee.

On the Effective Date, the Liquidating Trustee will be appointed as the Plan Agent in respect to the Reorganized Debtors.

M. No Rate Changes (11 U.S.C.§ 1129(a)(6)). The Debtors are liquidating and the Plan does not provide for any changes in rates that require regulatory approval of any governmental agency; therefore, section 1129(a)(6) of the Bankruptcy Code is not applicable in these Chapter 11 Cases.

N. Best Interest of Creditors (11 U.S.C.§ 1129(a)(7)). Each holder of an impaired Claim or Interest in each impaired Class of Claims or Interests that has not accepted the Plan will, on account of such Claim or Interest, receive or retain property under the Plan having a value, as of the Effective Date, that is not less than the amount that such holder would so receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on the Effective Date. The Debtors have demonstrated that the Plan is in the best interests of their creditors.

O. Acceptance by Certain Classes (11 U.S.C. § 1129(a)(8)). Although impaired Classes 4 and 8 have voted to accept the Plan, the Plan has not been accepted by all impaired classes of Claims and Interests. Nevertheless, as determined below, the Plan is confirmable because it satisfies the requirements of section 1129(b) of the Bankruptcy Code with respect to such non-accepting Classes of Claims.

P. Treatment of Administrative Priority Claims, Priority Tax and Secured Tax Claims (11 U.S.C. § 1129(a)(9)). The Plan provides treatment for Allowed Administrative Claims and Allowed Priority Tax Claims that is consistent with the requirements of section 1129(a)(9) of the Bankruptcy Code. Specifically, the treatment of Allowed Administrative Claims pursuant to Article 3.1 of the Plan satisfies the requirements of section 1129(a)(9)(A) and (B) of the Bankruptcy Code. The treatment of Allowed Priority Tax Claims pursuant to Article 3.2 of the Plan satisfies the requirements of section 1129(a)(9)(C) of the Bankruptcy Code. The treatment of Secured Tax Claims in Article 5.1(a) of the Plan satisfies the requirements of section 1129(a)(9)(D) of the Bankruptcy Code.

Q. Acceptance by Impaired Class of Claims (11 U.S.C. § 1129(a)(10)). The Plan has been accepted by at least one Class of Claims that is impaired under the Plan, determined without including any acceptance of the Plan by any insider. Specifically, Classes 4 and 8 are both impaired under the Plan and have voted to accept the Plan.

R. Feasibility (11 U.S.C. § 1129(a)(11)). The Plan is feasible, within the meaning of section 1129(a)(11) of the Bankruptcy Code. The evidence submitted at the Confirmation Hearing establishes that there is a reasonable prospect of the Liquidating Trust being able to meet its financial obligations under the Plan, and because the Debtors are liquidating their estates as a part of the Plan, confirmation of the Plan is not likely to be followed by the need for further financial reorganization or liquidation.

S. Payment of Statutory Fees (11 U.S.C. § 1129(a)(12)). The Plan provides that Administrative Claims for fees payable pursuant to section 1930 of title 28 of the United States Code will be paid on or before the Effective Date in cash equal to the amount of such Administrative Claims.

T. Benefit Plans (11 U.S.C. § 1129(a)(13)). The Plan complies with section 1129(a)(13) of the Bankruptcy Code. Specifically, Article 7.10 of the Plan states that, on the Effective Date, all Benefit Plans will be rejected and terminated if not earlier terminated or assumed by a Debtor before the Confirmation Date. Any such terminations will be completed according to the terms and conditions of each Benefit Plan and effected in conformity with all statutory and regulatory requirements including any applicable notice provisions. Any undistributed, vested benefits of the terminated Benefit Plans will be distributed to the participants as provided by statute, the applicable regulations, and the provisions of such Benefit Plans.

U. Payment of Domestic Support Obligations (11 U.S.C. § 1129(a)(14)). Because the Debtors are not required to pay any domestic support obligations pursuant to either order or statute, section 1129(a)(14) of the Bankruptcy Code does not apply to these Chapter 11 Cases.

V. Payment of Disposable Income to Unsecured Creditors (11 U.S.C. § 1129(a)(15)). Because none of the Debtors in these Chapter 11 Cases are individual debtors pursuant to the Bankruptcy Code, section 1129(a)(15) of the Bankruptcy Code does not apply to these Chapter 11 Cases.

W. No Applicable Nonbankruptcy Law Regarding Transfers (11 U.S.C. § 1129(a)(16)). Each of the Debtors is either a moneyed, business or commercial corporation, limited liability company or limited partnership. Accordingly, the Plan satisfies the requirements of section 1129(a)(16) of the Bankruptcy Code.

X. No Unfair Discrimination (11 U.S.C.§ 1129(b)). Classes 5 and 6 voted to reject the Plan. Based on the evidence presented by the Debtors at the Confirmation Hearing, the Plan does not “discriminate unfairly” because (1) each dissenting Class is (a) comprised of Claims or Interests that are legally distinct from other Claims and Interests, (b) treated substantially equally to similarly-situated classes; (2) no holder of a Claim or Interest will receive more than it is legally entitled to receive on account of its Claim or Interest; and (3) no holder of any junior Claim or Interest will receive or retain any property under the Plan on account of such junior Claim or Interest. The Plan is “fair and equitable” under section 1129(b) of the Bankruptcy Code because:

(A) With respect to Classes 1 and 2, the plan provides that the holders of such claims will realize the indubitable equivalent of their claims;

(B) With respect to Classes 3 through 7, the plan provides that (i) each holder of a Claim in such classes will receive or retain on account of such claims, property of a value, as of the effective date of the plan, equal to the allowed amount of such claim; and (ii) the holder of any Claim or Interest that is junior to the Claims of such class will not receive or retain under the plan on account of such junior Claim or Interest any property; and

(C) With respect to Class 8, the plan provides that each holder of any Interest that is junior to the Interests of such class will not receive or retain under the plan on account of such junior Interest any property.

Therefore, section 1129(b)(2) of the Bankruptcy Code is satisfied with respect to such Claims and Interests.

Y. Only Plan Filed (11 U.S.C. § 1129(c)). The Plan filed by the Debtors is the only plan that has been filed in these Chapter 11 Cases and has been found to satisfy the requirements of subsections (a) and (b) of section 1129 of the Bankruptcy Code. Accordingly, the requirements of section 1129(c) of the Bankruptcy Code have been satisfied.

Z. Principal Purpose of the Plan (11 U.S.C. § 1129(d)). No party in interest, including, but not limited to, any governmental unit, has suggested or requested that this Court deny Confirmation of the Plan on grounds that the principal purpose of the Plan is the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act of 1933. It is clear that the principal purpose of the Plan is neither an avoidance of the payment of taxes nor the application of section 5 of the Securities Act; accordingly, the Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code.

AA. Exemption from Securities Laws (11 U.S.C. § 1145). The APA contemplates that the Debtors shall distribute the Hercules Common Stock in accordance with the APA and pursuant to a confirmed Plan in exchange for Allowed Claims and Interests in the Debtors. The Plan provides for the payment of Allowed Claims and Interests through the Distribution of Hercules Common Stock to holders of Allowed Claims and Interests. To that end, the distribution of shares of Hercules Common Stock by the Reorganized Debtors and/or the Liquidating Trustee under the Plan is exempt from registration under the Securities Act of 1933, and any state, local or other law requiring registration or qualification, to the fullest extent permitted pursuant to section 1145 of the Bankruptcy Code. Solely for purposes of sections 1125(e) and 1145 of the Bankruptcy Code, the Purchaser is deemed a “successor” to the Debtors under the Plan. The Purchaser is not deemed to (i) be the successor or alter ego of the Debtors under doctrines of successor, transferee liability, alter ego or otherwise, (ii) have, de facto or otherwise, merged with or into the Debtors, or (iii) be a mere continuation or substantial continuation of the Debtors or the enterprises of the Debtors.

ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code, upon the occurrence of the Effective Date, Section 8.1 of the Plan provides for the assumption or rejection of certain Executory Contracts and Unexpired Leases. The Debtors’ determinations regarding the assumption or rejection of Executory Contracts and Unexpired Leases are based on and within the sound business judgment of the Debtors, are necessary to the implementation of the Plan and are in the best interests of the Debtors, their Estates, holders of Claims and other parties-in-interest in the Chapter 11 Cases. The Debtors have filed Plan Schedule II (List of Assumed Executory Contracts and Unexpired Leases), subject to amendment or modification prior to the Effective Date, and have provided the Debtors’ determinations regarding the related Cure Claims.

SETTLEMENTS; INJUNCTIONS, LIMITATIONS ON LIABILITY AND EXCULPATIONS

All compromises and settlements that were approved by the Court prior to this Confirmation Order (the “Prior Settlements”) are hereby ratified and approved. The Global Settlement Agreement and Release between the Debtors, the Equity Committee and Blake that was approved by the Court on September 22, 2011 [Dkt. No. 1414], is hereby ratified and approved. The Allowed Blake Claim shall be treated under the Plan in accordance with the Settlement Agreement and Release previously approved by the Court. All of the compromises and settlements of personal injury claims against the Debtors that were approved by the Court prior to this Confirmation Order are hereby ratified and approved.

Pursuant to Bankruptcy Rule 9019(a), and in consideration for the distributions and other benefits to be provided under the Plan, the provisions of the Plan constitute a good faith compromise and settlement of all Claims and controversies resolved pursuant to the Plan (collectively, the “Plan Settlements”). The Plan Settlements are: (1) in the best interests of the Debtors, their Estates, their respective property and Claim holders; (2) fair, equitable and reasonable; (3) maximize the value of the Estates; and (4) are essential to the successful implementation of the Plan.

Subject to the exceptions and exclusions expressly set forth in the Plan and this Confirmation Order, each of the injunctions, limitations on liability and exculpations set forth in, respectively, Articles 14.3, 14.5, 14.6 14.7 and 14.12 of the Plan (collectively, the “Plan Exculpations”) constitute a good faith compromise and settlement of all of the matters covered thereby. The mutual release between the Debtors and the Purchaser is fair and reasonable, is supported by consideration, benefits the Debtors’ estates and is approved. The Creditors Committee and the Equity Committee have not objected to and support the Plan Exculpations.

RETENTION OF JURISDICTION

The Bankruptcy Court may properly, and upon the Effective Date, shall retain jurisdiction over the matters set forth in Article XV of the Plan and section 1142 of the Bankruptcy Code.

OBJECTIONS

All Objections to Confirmation have either been withdrawn or resolved. All parties have had a full and fair opportunity to litigate all of the issues raised by their Objections to Confirmation of the Plan, or have otherwise had the opportunity to raise all issues to object to the Plan. All Objections to Confirmation have been fully and fairly litigated or resolved.

PLAN SATISFIES CONFIRMATION STANDARDS

Based on the foregoing, the Plan satisfies the requirements for Confirmation set forth in section 1129 of the Bankruptcy Code.

ACCORDINGLY, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT: 5

A.	Confirmation of Plan

1. The Plan and each of its provisions (whether or not specifically approved herein) are hereby CONFIRMED in each and every respect, pursuant to section 1129 of the Bankruptcy Code.

2. The Effective Date of the Plan shall occur on the date determined by the Debtors when each of the conditions set forth in 13.2 of the Plan has been either (a) satisfied or (b) waived in accordance with Section 13.4 of the Plan. It is the intent of the parties that the Effective Date shall be no later than October 4, 2011. The Debtors shall, with the approval of counsel for the Equity Committee and counsel for the Creditors Committee, file a Notice of Effective Date no later than October 4, 2011, except upon the occurrence of an unforeseen material circumstance.

3. Any Objections or other responses to Confirmation of the Plan and the reservation of rights contained therein that (a) have not been withdrawn, waived or settled prior to the entry of this Confirmation Order; or (b) are not addressed by the relief granted herein are hereby OVERRULED in their entirety and on their merits. All Plan Settlements are approved and Objections to Confirmation that have been withdrawn are hereby deemed withdrawn with prejudice.

B.	Approval of Settlements and Releases

4. Pursuant to Bankruptcy Rule 9019, each of the Plan Settlements is approved in all respects.

5. The Plan Exculpations are approved in all respects, are incorporated herein in their entirety, are so ordered and shall be immediately effective on the Effective Date of the Plan without further order or action on the part of the Bankruptcy Court.

6. Notwithstanding anything to the contrary in this Confirmation Order or the Plan, nothing herein or in the Plan (including, without limitation, the injunctions, limitations of liability and exculpations provided therein) shall affect (a) any obligations set forth in or established by the Sale Order and (b) the transactions and agreements executed in connection with the Sale Order and/or approved by the Sale Order, including the APA.

C.	Order Binding on All Parties

7. Subject to the provisions of Bankruptcy Rule 3020(c), in accordance with section 1141(a) of the Bankruptcy Code and notwithstanding any otherwise applicable law, upon the occurrence of the Effective Date, the terms of the Plan and this Confirmation Order shall be

[5]

This Order shall constitute this Court’s findings of facts and conclusions of law, pursuant to Bankruptcy Rule 7052, made applicable to this proceeding pursuant to Bankruptcy Rule 9014. To the extent any finding of fact later shall be determined to be a conclusion of law, it shall be deemed as such, and to the extent any conclusion of law later shall be determined to be a finding of fact, it shall be deemed as such.

binding upon, and inure to the benefit of: (a) the Debtors; (b) the Liquidating Trust; (c) any and all holders of Claims or Interests (irrespective of whether such Claims or Interests are impaired under the Plan or whether the holders of such Claims or Interests accepted, rejected or are deemed to have accepted or rejected the Plan); (d) any other Person giving, acquiring or receiving property under the Plan; (e) both current and former officers and directors of the Debtors; (f) any and all non-Debtor parties to Executory Contracts or Unexpired Leases with any of the Debtors; and (g) the respective heirs, executors, administrators, trustees, affiliates, officers, directors, agents, representatives, attorneys, beneficiaries, guardians, successors or assigns, if any, of each of the foregoing. All settlements (including, without limitation, the Plan Settlements), compromises, releases (including, without limitation, the Plan Exculpations), waivers, exculpations and injunctions set forth in the Plan shall be, and hereby are, effective and binding in accordance with their terms on all Persons who may have had standing to assert any settled, released, exculpated or enjoined causes of action, and no other Person or entity shall possess such standing to assert such causes of action after the Effective Date, except as provided in the Plan.

D.	Substantive Consolidation of the Debtors.

8. The substantive consolidation of the Debtors requested in Section 7.4 of the Plan is supported by the evidence adduced on the record at the Confirmation Hearing, and no objections to such consolidation have been asserted, filed or served by any party. As such, the substantive consolidation of the Debtors solely for the purpose of implementing the Plan, including for purposes of voting, Confirmation and Distributions to be made under the Plan, is hereby approved.

9. Solely for purposes of implementing the Plan, and for no other purposes: (a) all Assets and Liabilities of the Debtors shall be deemed merged; (b) all guarantees by one Debtor of the obligations of any other Debtor shall be deemed eliminated so that any Claim against any Debtor and any guarantee thereof executed by any other Debtor and any joint or several liability of any of the Debtors shall be deemed to be one obligation of all of the Debtors; and (c) each and every Claim filed or to be filed in the Chapter 11 Case of any of the Debtors shall be deemed filed against the Debtors and shall be deemed one Claim against and a single obligation of all of the Debtors.

10. Such consolidation described in paragraph 9 above (other than for the purpose of implementing the Plan) shall not affect: (a) the legal and corporate structures of the Debtors and Interests between and among the Debtors; and (b) distributions from any insurance policies or proceeds of such policies. In addition, such consolidation shall not (a) constitute a waiver of the mutuality requirement for setoff under section 553 of the Bankruptcy Code or (b) otherwise provide the basis for the assertion of any setoff or rights of subrogation or recoupment of any kind, directly or indirectly, against any obligation due a Debtor, its Estate or its Assets, or any direct or indirect successor in interest to a Debtor, or any assets or property of such successor, including, but not limited to, the Liquidating Trust.

E.	Liquidation Trust and Liquidation Trustee

11. The Liquidating Trust Agreement is hereby approved in its entirety, and the Debtors are authorized to enter into the Liquidating Trust Agreement. The Liquidating Trust Agreement shall be binding upon all holders of Allowed Claims and Interests and all current or future holders of beneficial interests pursuant to the Liquidating Trust. Eugene Davis is hereby appointed to serve as the Liquidating Trustee on the terms set forth in this Confirmation Order, the Plan and the Liquidating Trust Agreement. Without limiting the foregoing, the Liquidating Trust is organized for the purpose of carrying out, and is empowered to carry out, the Plan and shall have all of the rights, powers, privileges and obligations as set forth in the Plan and the Liquidating Trust Agreement. The Equity Committee has the right, as of the Confirmation Hearing, to select the Liquidating Trustee and two members of the Liquidating Trust Board pursuant to sections 12.4 and 12.5 of the Plan, subject to the provisions of section 12.5 of the Plan governing the recomposition of the Liquidating Trust Board.

12. The Liquidating Trust shall be funded from the Liquidating Trust Assets, and such assets must be used solely for their respective purposes as set forth in the Plan and the Liquidating Trust Agreement.

13. The Liquidating Trustee, on behalf of the Liquidating Trust, shall file reports with the Bankruptcy Court and with such other parties as set forth in the Liquidating Trust Agreement.

14. The fees and expenses of the Liquidating Trust shall be paid as set forth in the Plan and in the Liquidating Trust Agreement.

F.	No Revesting of Assets

15. The property of the Debtors’ Estates will not revest in the Reorganized Debtors on or after the Effective Date, but shall be transferred to and vest in the Liquidating Trust, free and clear of any Claims, Liens, encumbrances, charges and other interests of creditors and Interest holders of the Debtors, to be administered by the Liquidating Trustee in accordance with the Plan and the Liquidating Trust Agreement, as applicable, with the exception of the Debtors’ interest in the Hercules Common Stock, which on the Effective Date shall vest in the Reorganized Debtors subject to the liens of Hayman Capital Master Fund, L.P. until the DIP Loans have been indefeasibly paid in full pursuant to the terms of the Wind Down DIP Financing Agreement. The Escrow Agent shall continue to hold the shares of Hercules Common Stock on behalf of the Reorganized Debtors and, when so instructed by the Reorganized Debtors in accordance with the Plan, shall distribute shares of Hercules Common Stock on behalf of the Reorganized Debtors to holders of Allowed Claims, holders of Allowed Administrative Claims, and holders of Allowed Interests in exchange for Allowed Claims against the Debtors, Allowed Interests in the Debtors, or Allowed Administrative Claims, including the claim of Hayman Capital Master Fund, L.P., in the Debtors’ Chapter 11 Cases, as applicable.

G.	Release of Liens

16. Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, on the

Effective Date and concurrently with the treatment provided for Claims and Interests, all mortgages, deeds of trust, Liens or other security interests against the Assets of any Estate shall be fully released, and all of the right, title and interest of any holder of such mortgages, deeds of trust, Liens or other security interests, including any rights to any collateral thereunder, shall be enforceable solely against the applicable Liquidating Trust Assets in accordance with and subject to the terms of the Plan; provided, however, that the liens of Hayman Capital Master Fund, L.P. will survive until the DIP Loan has been indefeasibly paid in full pursuant to the terms of the Wind Down DIP Financing Agreement.

H.	Injunction

17. The injunction as set forth in Section 14.5 of the Plan is approved in all respects, is incorporated herein in its entirety, is so ordered and shall be immediately effective on the Effective Date of the Plan without further order or action on the part of the Bankruptcy Court.

18. The provisions of the Plan shall bind the Debtors, any entity issuing securities under the Plan, any entity acquiring property under the Plan, and any creditor or equity security holder in the Debtors, whether or not the claim or interest of such creditor or equity security holder is impaired under the Plan and whether or not such creditor or equity security holder has accepted the Plan. Therefore, except as otherwise provided in the Plan or prior orders of the Bankruptcy Court, from and after the Effective Date, all Persons who have held, hold, or may hold Claims against or Interests in the Debtors prior to the Effective Date are prohibited from taking any of the following actions against the Debtors, the Reorganized Debtors, the Purchaser, the Committees, the Liquidating Trust, the Liquidating Trust Board or each of their respective successors or assigns, or their Estates, assets, properties, or interests in property, on account of any such Claims or Interests: (a) commencing or continuing, in any manner or in any place, any action or other proceeding to enforce such Claim; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order regarding such Claim; (c) creating, perfecting or enforcing any lien or encumbrance relating to such Claim; and (d) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that nothing contained herein shall preclude such persons from exercising their rights pursuant to and consistent with the terms of the Plan or under the APA.

I.	Exemption from Securities Laws

19. Pursuant to section 1125(d) of the Bankruptcy Code, the Debtors’ transmittal of Solicitation Materials and their solicitation of acceptances of the Plan are not, and will not be, governed by or subject to any otherwise applicable law, rule or regulation governing the solicitation or acceptance of a plan of liquidation or the offer, issuance, sale or purchase of securities. Moreover, the distribution and transmittal of the Solicitation Materials was proper and appropriate and consistent with prior orders of this Court.

20. Accordingly, the Debtors, the Purchaser, and their respective directors, managers, officers, employees, agents and professionals (acting in such capacity) are entitled to the protection of section 1125(e) of the Bankruptcy Code. In addition, the rights of beneficiaries arising under the Liquidating Trust will not constitute “securities” under applicable laws. Even if such rights were, or were deemed, to constitute securities, the exemptions from registration provided by section 1145 of the Bankruptcy Code and by other applicable law would apply to their issuance under the Plan. The Liquidating Trust shall not be required to comply with the registration and reporting requirements of the Securities Exchange Act of 1934, as amended, or the Investment Company Act of 1940, as amended.

21. The Reorganized Debtors shall distribute the Hercules Common Stock pursuant to the confirmed Plan in exchange for Allowed Claims and Interests in the Debtors. Such distribution shall not be inconsistent with the provisions of the APA and the Sale Order. The distribution of the shares of Hercules Common Stock to holders of Allowed Claims and Interests under the Plan is exempt from registration under the Securities Act of 1933, and any state, local or other law requiring registration or qualification, to the fullest extent permitted pursuant to section 1145 of the Bankruptcy Code.

22. The Purchaser is deemed a successor to the Debtors under the Plan solely for purposes of sections 1125(e) and 1145 of the Bankruptcy Code and the distribution of Hercules Common Stock to holders of Allowed Claims and Interests satisfies the other requirements of section 1145(a)(1) of the Bankruptcy Code. The Purchaser is not deemed to (i) be the successor or alter ego of the Debtors under doctrines of successor, transferee liability, alter ego or otherwise, (ii) have, de facto or otherwise, merged with or into the Debtors, or (iii) be a mere continuation or substantial continuation of the Debtors or the enterprises of the Debtors.

23. All shares of Hercules Common Stock transferred in the Distributions under the Plan may be resold immediately without restriction unless the holder is deemed to be an “underwriter” under section 1145 of the Bankruptcy Code. A holder deemed to be an affiliate of the Purchaser, or to whom section 1145 otherwise does not apply, may resell the Hercules Common Stock in accordance with applicable law or regulation. Nothing in this paragraph 23 is intended to alter the rights or obligations of the parties under the APA or the Sale Order.

24. In accordance with paragraph 5(a) of the Escrow Agreement dated as of April 27, 2011, by and between Seahawk, Hercules and U.S. Bank National Association, the Escrow Agent (as defined therein) is hereby authorized, directed and ordered to distribute the Escrowed Property (as defined therein) to holders of Allowed Claims and Interests as directed by the Reorganized Debtors and, following the Effective Date, the Liquidating Trustee, in accordance with the provisions of the Plan.

J.	Exemption From Taxation

25. Pursuant to section 1146(a) of the Bankruptcy Code, the following shall not be subject to any stamp tax, real estate transfer tax, mortgage recording tax, filing fee, sales or use tax or similar tax: (a) the execution and implementation of the Liquidating Trust Agreement, including the creation of the Liquidating Trust, any transfers of the Liquidating Trust Assets or other assets (if any) to or by the Liquidating Trust, including the sale, liquidation, transfer, foreclosure, abandonment or other disposition of the Liquidating Trust Assets; or (b) the making or delivery of any deed or other instrument of transfer under, in furtherance of or in connection with the Plan, including any restructuring, disposition, liquidation or dissolution, deeds, bills of sale or assignments, applications, certificates or statements executed or filed in connection with any of the foregoing or pursuant to the Plan, and any transfer to or from the Liquidating Trust in accordance with the terms of the Plan.

26. All national, state and local filing and recording officers are hereby directed to accept for filing or recording all instruments to be filed and recorded in accordance with the Plan without payment of any such Taxes described in paragraph 26 hereof. Notice of entry of this Confirmation Order in the form approved by the Bankruptcy Court: (a) shall have the effect of an order of the Bankruptcy Court; (b) shall constitute sufficient notice of the entry of this Confirmation Order to such filing and recording officers; and (c) shall constitute a recordable instrument, notwithstanding any contrary provision of applicable nonbankruptcy law.

K.	Executory Contracts and Unexpired Leases

27. The Executory Contract and Unexpired Lease provisions of Article VIII of the Plan are specifically approved in all respects, are incorporated herein in their entirety and are so ordered. The Debtors are authorized to assume, or reject, Executory Contracts and Unexpired Leases in accordance with Article VIII of the Plan as of the Effective Date of the Plan.

28. Except as otherwise provided in the Plan, this Confirmation Order shall constitute an order of the Bankruptcy Court approving: (a) the rejections as described in 8.1 of Plan, pursuant to section 365 of the Bankruptcy Code, as of the Confirmation Date; and (b) the assumption of each Executory Contract or Unexpired Lease set forth on Plan Schedule II, as of and conditioned on the occurrence of the Effective Date. To the extent there is a bona fide dispute as to whether any particular agreement is executory, the Debtors may assume or reject such agreement, pursuant to section 365 of the Bankruptcy Code, only to the extent it is held by a Final Order to be an Executory Contract or Unexpired Lease.

29. The APA is an executory contract that the Debtors shall assume on or before the Effective Date. In connection with such assumption, the Debtors and/or the Liquidating Trustee shall (i) pay the sum of $21,321.00 to Evans Enterprises Inc. pursuant to section 365(b) of the Bankruptcy Code as the cure of all existing monetary defaults under the APA. Pursuant to the APA, the Debtors and/or the Liquidating Trustee shall deliver, or cause to be delivered, to the Purchaser at the Debtors’ expense (to the extent not previously delivered or provided) all originals of the Transferred Books and Records (including the Transferred Rig Documents, Assigned Contracts, Assigned Permits, and Assigned Intangible Assets) and photocopies of the other Books and Records requested by the Purchaser. Such delivery shall be made promptly after entry of this Order and in no event later than 30 days after the Effective Date. The Debtors and/or the Liquidating Trustee shall promptly provide all financial information pertaining to the Purchased Assets and the Business, as reasonably requested by the Purchaser in connection with Hercules Parent’s reporting obligations under Securities Act and the Exchange Act.

L.	Postpetition Agreements

30. As of the Effective Date, the Liquidating Trust shall be deemed a successor in interest to the Debtors under, and a beneficiary of, any contracts entered into post-petition, and any rights and benefits thereunder shall be transferred to the Liquidating Trust; provided, however, that no change in ownership or change in control under any such contract, lease or agreement shall be deemed to have occurred on the Effective Date. Any post-petition contracts shall survive and remain unaffected by the entry of this Confirmation Order.

M.	Plan Distributions

31. In accordance with the terms of the Plan, the Debtors prior to the Effective Date and the Liquidating Trustee after the Effective Date shall establish and fund all Reserves required under the Plan. On and after the Effective Date, Distributions on account of Allowed Claims and Interests and the resolution and treatment of Disputed Claims shall be effectuated pursuant to Article V and Article IX of the Plan.

N.	Avoidance and Recovery Actions

32. Except as otherwise provided in the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Liquidating Trust shall retain, and the Liquidating Trustee may enforce, any claims, demands, rights, defenses and Causes of Action that any Debtor or any Estate may hold against any Entity, including Avoidance Actions, including, but not limited to, actions under sections 542, 544, 546, 547, 548 and 550 of the Bankruptcy Code. Notwithstanding anything in this Confirmation Order to the contrary, Pride continues to assert the validity of the legal and factual allegations it made in Pride International, Inc.’s Opposition to the Equity Committee’s Motion for Standing (the “Pride Objection”) filed with the Court as docket number 806, which allegations among others are the subject of the Pride Adversary Proceeding, and the Equity Committee continues to assert the validity of the legal and factual allegations it made in its Complaint filed in the Pride Adversary Proceeding; nothing in this Confirmation Order shall be deemed or construed to expand or limit any right, claim or defense of any party to the Pride Adversary Proceeding, and all such rights, claims and defenses are fully preserved.

O.	Claims Bar Dates and Other Claims Matters

33. Except as otherwise provided in the Plan, in a Bar Date Order or other order of the Bankruptcy Court, unless previously filed or Allowed pursuant to the Plan, each holder of an Administrative Claim must file a request for payment of such Administrative Claim by 5:00 p.m. on October 3, 2011 per prior order of this Court [Dkt. No. 1398]. Holders of Administrative Claims that are required to file and serve, and that do not file and serve such a request by the Administrative Claims Bar Date, shall be forever barred from asserting such Administrative Claims against the Debtors, the Liquidating Trust or the Liquidating Trustee, or their respective property, and such Administrative Claims shall be deemed waived and released as of the Effective Date. Nothing in this Confirmation Order or in the Plan modifies any requirement to file any Administrative Claims by the Administrative Bar Date.

34. Each Person seeking an award by the Bankruptcy Court of Professional Fees must file with the Bankruptcy Court and serve on the Reorganized Debtors and the Liquidating Trustee its final application for allowance of compensation for services rendered and reimbursement of expenses incurred through the Effective Date within thirty (30) days after the Effective Date. Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be filed and served on the requesting Professional no later than twenty-one (21) days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application was served.

35. Except as otherwise provided in a Final Order of the Bankruptcy Court approving the rejection of an Executory Contract or Unexpired Lease, if the rejection of an Executory Contract or Unexpired Lease pursuant to Article VIII of the Plan gives rise to a Claim by the other party or parties to such Executory Contract or Unexpired Lease, such Claim shall be forever barred and shall not be enforceable against the Debtors, their Estates, the Liquidating Trust, the Liquidating Trustee or any of their respective Assets or property, including the Liquidating Trust Assets, unless a proof of Claim or request for payment of Administrative Claim is filed and served on the Liquidating Trust no later than thirty (30) days after the Effective Date, in which case such proof of Claim or request for payment of Administrative Claim shall be subject to treatment under the Plan.

36. Pursuant to Section 16.2 of the Plan, on or before the Effective Date, Administrative Claims for fees payable pursuant to 28 U.S.C. § 1930 shall be paid by the Debtors or the Liquidating Trustee in Cash equal to the amount of such Administrative Claims, plus interest at the applicable non-bankruptcy statutory rate. All fees payable pursuant to 28 U.S.C. § 1930 after the Effective Date shall be paid by the Liquidating Trustee in accordance with the Plan until the closing of the Chapter 11 Cases pursuant to section 350(a) of the Bankruptcy Code.

37. Based on the evidence presented at the hearing, the Debtors scheduled certain intercompany book entries as intercompany claims in favor of certain of their non-Debtor subsidiaries. Those intercompany claims were scheduled as contingent, unliquidated and disputed. The non-Debtor subsidiaries received notice of this bankruptcy case, the Disclosure Statement and Plan, and the confirmation hearing. The non-Debtor subsidiaries also had actual knowledge of the deadline for filing proofs of claim. The non-Debtor subsidiaries did not object to the Plan nor did those subsidiaries file a proof of claim. The evidence before the Court shows that the Debtors, with the assistance of their financial advisors, conducted an investigation of the intercompany book entries to determine if, one, the Debtors, in fact, owe a debt to their non-Debtor subsidiaries and, two, whether the non-Debtor subsidiaries would file timely a proof of claim in these cases. Due to insufficient information, the Debtors concluded that no intercompany debt is owing from the Debtors to their non-Debtor subsidiaries and that the book entries reflect unsubstantiated legacy accounting entries that would not support the filing or allowance of a proof of claim in these bankruptcy cases. Based on the evidence before the Court, the Court is convinced that no intercompany debt is in fact due and owing by these Debtors to their non-Debtor subsidiaries. For these reasons, the Court finds and concludes that the intercompany book entries scheduled by the Debtors as contingent, disputed, and unliquidated intercompany claims are not debts and are not entitled either to a recovery or to a reserve under the Plan as Allowed or Disputed Claims.

P.	Plan Implementation

38. In accordance with section 1142 of the Bankruptcy Code and, to the extent applicable, section 303 of the Delaware General Corporation Law and other applicable non-bankruptcy state law (the “Relevant State Statutes”), without further action by the Bankruptcy Court or the stockholders, members, partners, directors, managers or trustees of any Debtor, (a) the Debtors, (b) the Liquidating Trust, (c) the Liquidating Trustee, and (d) any director, manager, trustee, member, partner or officer (if any) of the appropriate Debtor is authorized to: (i) take any and all actions necessary or appropriate to implement, effectuate and consummate the Plan, this Confirmation Order or the transactions contemplated thereby; and (ii) execute and deliver, adopt or amend, as the case may be, any contracts, instruments, releases, agreements and documents necessary to implement, effectuate and consummate the Plan (including the Liquidating Trust Agreement).

39. To the extent that, under applicable non-bankruptcy law, any of the foregoing actions would otherwise require the consent or approval of the stockholders, members or directors of any of the Debtors, this Confirmation Order shall, pursuant to section 1142 of the Bankruptcy Code (and, to the extent applicable, the Relevant State Statutes), constitute such consent or approval, and such actions are deemed to have been taken by unanimous action of the directors, managers, stockholders, partners, members or trustees of the appropriate Debtor.

40. Each federal, state, commonwealth, local, foreign or other governmental agency is hereby directed and authorized to accept any and all documents, mortgages and instruments necessary or appropriate to effectuate, implement or consummate the transactions contemplated by the Plan and this Confirmation Order.

41. Subject to and to the extent set forth in the Plan, this Confirmation Order, the Liquidating Trust Agreement, or other agreement (or any other Final Order of the Bankruptcy Court entered pursuant to or in furtherance hereof), the Debtors or the Liquidating Trustee on behalf of the Liquidating Trust, shall be empowered to, among other things, effectuate any and all actions and execute all agreements, instruments and other documents necessary to implement the Plan, including, without limitation, all actions, agreements, instruments, documents and other items set forth in the Plan.

Q.	The Liquidating Trustee, Completion of the 401k Audit, Winddown of Non-Debtor Entities

42. As of the Effective Date, the Liquidating Trust shall be established and the Liquidating Trust Assets shall be transferred by the Reorganized Debtors to the Liquidating Trustee. The Liquidating Trustee will immediately become empowered to act on behalf of the Liquidating Trust and shall have the rights and duties set forth in the Liquidating Trust Agreement.

43. The Liquidating Trustee is authorized and instructed to complete the 401k Plan audit pursuant to the requirements of applicable non-bankruptcy law. The officers and directors of the Debtors shall not be liable for any omissions of the Liquidating Trustee in this regard and shall be deemed released and exculpated from any such liability from and after the Effective Date.

44. The Liquidating Trustee is authorized and directed to timely complete the filing of the Form 5500 with the Internal Revenue Service regarding the Debtors’ 401k Plan.

45. The Liquidating Trust shall, indirectly through the Liquidating Trust’s ownership of the New Common Stock of Reorganized Seahawk, own all right, title and interest in the shares and/or interests in the non-Debtor subsidiaries. The officers and directors of the Debtors shall not be liable for any omissions of the Liquidating Trustee with respect to his management of the non-Debtor subsidiaries on and after the Effective Date.

R.	Termination and Cancellation of Securities

46. As set forth in Section 7.7 of the Plan, all existing Interests in Seahawk shall be deemed cancelled and of no further force and effect as of the Effective Date. The holders of or parties to such cancelled securities and other documentation shall have no rights arising from or relating to such securities and other documentation or the cancellation thereof other than as set forth in the Plan.

S.	Binding Effect of Prior Orders

47. Pursuant to section 1141 of the Bankruptcy Code, effective as of the Confirmation Date, but subject to the occurrence of the Effective Date and subject to the terms of the Plan and this Confirmation Order, all prior orders entered in the Chapter 11 Cases, all documents and agreements executed by the Debtors as authorized and directed under such prior orders and all motions, requests for relief or other pleadings by the Debtors pending before the Bankruptcy Court as of the Effective Date shall be binding upon and shall inure to the benefit of the Debtors, the Liquidating Trust and their respective successors and assigns.

T.	Final Order; Waiver of Stay

48. The stay of this Confirmation Order otherwise imposed by Bankruptcy Rule 3020(e) is hereby waived as of the date hereof. This Confirmation Order is a final order, and the period in which an appeal must be filed shall commence immediately upon the entry hereof.

U.	Reversal

49. If any or all of the provisions of this Confirmation Order are hereafter reversed, modified or vacated by subsequent order of the Bankruptcy Court or any other court, such reversal, modification or vacatur shall not affect the validity of the acts or obligations incurred or undertaken under or in connection with the Plan prior to the Debtors’, the Liquidation Trust’s, the Liquidation Trustee’s receipt of written notice of such order. Notwithstanding any such reversal, modification or vacatur of this Confirmation Order, any such act or obligation incurred or undertaken pursuant to, and in reliance on, this Confirmation Order prior to the Effective Date of such reversal, modification or vacatur shall be governed in all respects by the provisions of this Confirmation Order and the Plan and all related documents or any amendments or modifications thereto.

V.	Notice of Confirmation and Effective Date of the Plan

50. Pursuant to Bankruptcy Rules 2002(f)(7) and 3020(c)(2), the Debtors are directed to promptly serve a notice of the entry of this Confirmation Order and the establishment of bar dates for certain claims hereunder, substantially in the form of Attachment 1 attached hereto and incorporated herein by reference (the “Confirmation Notice”), on all parties that received the Confirmation Hearing Notice and parties to Executory Contracts or Unexpired Leases that were rejected by the Debtors pursuant to the Plan; provided, however, that the Debtors or the Liquidating Trustee shall be obligated to serve the Confirmation Notice only on the record holders of Claims or Interests as of the Confirmation Date (all such parties entitled to service, collectively, the “Confirmation Notice Parties”). As soon as practicable after the entry of this Confirmation Order, the Debtors shall make copies of this Confirmation Order and the Confirmation Notice available on the website of the Debtors’ Claims, Noticing and Balloting Agent, KCC, at http://www.kccllc.net/seahawk.

51. The Debtors shall serve a notice of the Effective Date (which may be incorporated into the Confirmation Notice or a separate notice) on the Confirmation Notice Parties no later than seven (7) days after the occurrence of the Effective Date.

W.	Miscellaneous Provisions

52. Subject to the restrictions on alteration, amendment and modification set forth in section 1127 of the Bankruptcy Code and Section 16.12 of the Plan, the Debtors are hereby authorized to alter, amend or modify the Plan before the Effective Date.

53. As provided in Section 16.5 of the Plan, any and all Committees appointed under the Bankruptcy Code shall be dissolved and the members of any such Committee shall be released and discharged from all authority, duties, responsibilities and obligations related to and arising from and in connection with the Chapter 11 Cases upon the later of (a) the Effective Date of the Plan, (b) the Confirmation Order becoming a Final Order, (c) any orders entered in connection with the applications for reimbursement of fees and expenses of the Professionals for the Committees and the expenses of the Committee members becoming Final Orders, and (d) 45 days after the later of (i) the Mexico Letter of Credit Release Date, (ii) the effective date of a settlement agreement among the parties to the Pride Adversary Proceeding resolving all claims therein, or (iii) twenty days following entry of an order by the Bankruptcy Court resolving the Pride Disputed Claims and resolving all other claims in the Pride Adversary Proceeding, including the Pride Causes of Action. For the avoidance of doubt, the Creditors Committee and the Equity Committee will continue to have standing and the right to be heard to protect the interests of creditors and holders of Interests and their recoveries under the Plan and the Liquidating Trust Agreement until they are dissolved.

54. The Liquidating Trust will pay the reasonable fees and expenses of counsel to the Debtors, the members of the Creditors Committee and the Equity Committee, and the reasonable fees and expenses of their respective Professionals, incurred in connection with these Chapter 11 Cases to the extent approved by a Final Order of the Bankruptcy Court. All requests for payment of Professional Fees must be filed no later than thirty (30) days following the Effective Date of the Plan.

55. Nothing in the Disclosure Statement, the Plan or this Confirmation Order alters the rights and obligations of the Debtors and the Debtors’ insurers (and third party claims administrators) under applicable insurance policies (and the agreements related thereto) or modifies the coverage provided thereunder or the terms and conditions thereof. Any such rights and obligations shall be determined under the applicable insurance policies, any related agreement of the parties and applicable law.

56. Failure to specifically include or reference particular sections or provisions of the Plan or any related agreement in this Confirmation Order shall not diminish or impair the effectiveness of such section(s) or provision(s), it being the intent of this Court that the Plan be confirmed and such related agreements be approved and effectuated in their entirety.

57. Without intending to modify any prior Order of the Bankruptcy Court (or any agreement, instrument or document addressed by any prior Order), in the event of an inconsistency or conflict between the Plan, on the one hand, and any other agreement, instrument or document intended to implement the provisions of the Plan, on the other, the provisions of the Plan shall govern (unless otherwise expressly provided for in such agreement, instrument or document). If there is any direct conflict between (a) the terms of the Plan or any agreement, instrument or document intended to implement the Plan and (b) the terms of this Order, the terms of the Plan shall govern, except that Section I Exemption from Securities Laws, of this Confirmation Order, shall govern in the event of a direct conflict with provisions in the Plan with respect to the subject matter addressed in Section I. This paragraph does not apply to the APA or the Sale Order.

58. If each of the conditions precedent to the Effective Date is not satisfied or duly waived in accordance with Section 13.4 of the Plan, then upon motion by the Debtors made before the time that each of such conditions has been satisfied or duly waived and upon notice to such parties in interest as the Bankruptcy Court may direct, this Confirmation Order will be vacated by the Bankruptcy Court; provided, however, that, notwithstanding the filing of such motion, this Confirmation Order may not be vacated if each of the conditions to the Effective Date either is satisfied or duly waived before the Bankruptcy Court enters an order granting such motion. If this Confirmation Order is vacated: (a) the Plan will be null and void in all respects; and (b) nothing contained in the Plan will (i) constitute a waiver or release of any Claims by or against, or any Interest in, any Debtor or (ii) prejudice in any manner the rights of the Debtors or any other party in interest; provided, however, that the rejection of Executory Contracts or Unexpired Leases pursuant to the Plan will survive any vacation of this Confirmation Order by the Bankruptcy Court.

59. Nothing contained in the Plan, this Confirmation Order, or in any other order entered in these Cases (including any order entered after any conversion of a chapter 11 case of any of the Debtors to a case under chapter 7 of the Bankruptcy Code) shall alter, conflict with, or derogate from, the provisions of the APA or the Sale Order.

60. Notwithstanding the entry of this Confirmation Order, from and after the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Chapter 11 Cases as is legally permissible, including jurisdiction over those matters and issues described in Article XV of the Plan.

Signed:

September 28, 2011	/S/ RICHARD S. SCHMIDT
RICHARD S. SCHMIDT UNITED STATES BANKRUPTCY JUDGE